Exhibit 10.2

Execution Version

FORM OF SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), is made as of [_______], 2019, by and between AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), and the Person set forth on Schedule A hereto (the “Shareholder”).

WHEREAS, as of the date hereof, the Shareholder is the holder of the number of shares, no par value per share (“Common Shares”), of C3J Therapeutics, Inc., a Washington corporation (“C3J Therapeutics”), set forth opposite the Shareholder’s name on Schedule A (all such shares set forth on Schedule A, together with any shares of Common Shares that are hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Shareholder prior to the termination of this Agreement being referred to herein as the “Subject Shares”);

WHEREAS, the Company, C3J Therapeutics and Ceres Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of the Company (“Merger Sub”), propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into C3J Therapeutics, with C3J Therapeutics continuing as the surviving company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that the Shareholder, and as an inducement and in consideration therefor, the Shareholder (in the Shareholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article I
VOTING AGREEMENT; GRANT OF PROXY

The Shareholder hereby covenants and agrees that:

1.1.          Voting of Subject Shares. From and after the date hereof, at every meeting of the holders of Common Shares (the “C3J Therapeutics Shareholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the C3J Therapeutics Shareholders act by written consent in lieu of a meeting), the Shareholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares (a) in favor of adopting the Merger Agreement and approving the Merger, the other Contemplated Transactions, the Company Stockholder Matters, and the other actions contemplated by the Merger Agreement and (b) against any Acquisition Proposal. The Shareholder shall retain at all times the right to vote the Subject Shares in Shareholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the C3J Therapeutics Shareholders.

1.2.          No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, the Shareholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed by Law or pursuant to this Agreement on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares, or (e) take any action that, to the knowledge of the Shareholder, would make any representation or warranty of the Shareholder herein untrue or incorrect in any material respect, or have the effect of preventing the Shareholder from performing the Shareholder’s obligations hereunder. Notwithstanding the foregoing, (i) the Shareholder may (A) make transfers or dispositions of the Subject Shares to any trust for the direct or indirect benefit of the Shareholder or the immediate family of the Shareholder, (B) make transfers or dispositions of the Subject Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Shareholder, (C) make transfers of the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Shareholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Shareholder, (D) make transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, (E) make transfers or dispositions not involving a change in beneficial ownership, and (F) if the Shareholder is a trust, make transfers or dispositions to any beneficiary of the Shareholder or the estate of any such beneficiary; provided that, in each case, the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Shareholder or the transferee provides the Company with a copy of such agreement promptly upon consummation of any such Transfer, and (ii) the Shareholder may take all actions reasonably necessary to consummate the Contemplated Transactions. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

1.3.          No Exercise of Appraisal Rights; Waivers. In connection with the Contemplated Transactions, the Shareholder hereby expressly (a) waives, to the extent permitted under applicable Law, the applicability of the provisions for dissenters’ or appraisal rights set forth in the WBCA (or any other similar applicable Law), with respect to any Subject Shares, (b) agrees that the Shareholder will not, under any circumstances in connection with the Contemplated Transactions, exercise any dissenters’ or appraisal rights in respect of any Subject Shares, and (c) agrees that the Shareholder will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Body, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Shareholder, or the approval of the Merger Agreement by the board of directors of C3J Therapeutics (the “C3J Therapeutics Board”), breaches any fiduciary duty of the C3J Therapeutics Board or any member thereof; provided that the Shareholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Shareholder that relates solely to the Shareholder’s capacity as a director, officer or securityholder of C3J Therapeutics.

1.4.          Documentation and Information. The Shareholder shall permit and hereby authorizes the Company and C3J Therapeutics to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company or C3J Therapeutics reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Shareholder’s identity and ownership of the Subject Shares and the nature of the Shareholder’s commitments and obligations under this Agreement. C3J Therapeutics is an intended third-party beneficiary of this Section 1.4.

1.5.          Irrevocable Proxy. The Shareholder hereby revokes (or agrees to cause to be revoked) any proxies that the Shareholder has heretofore granted with respect to the Subject Shares. The Shareholder hereby irrevocably appoints the Company as attorney-in-fact and proxy for and on behalf of the Shareholder, for and in the name, place and stead of the Shareholder, to: (a) attend any and all meetings of C3J Therapeutics Shareholders, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of C3J Therapeutics Shareholders or in connection with any action sought to be taken by written consent of C3J Therapeutics Shareholders without a meeting and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of C3J Therapeutics Shareholders or in connection with any action sought to be taken by written consent of C3J Therapeutics Shareholders without a meeting. The Company agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Shareholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. The Shareholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of C3J Therapeutics. The Shareholder hereby affirms that the proxy set forth in this Section 1.5 is given in connection with and granted in consideration of and as an inducement to the Company, C3J Therapeutics and Merger Sub to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Shareholder under Section 1.1. The proxy set forth in this Section 1.5 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2. With respect to any Subject Shares that are owned beneficially by the Shareholder but are not held of record by the Shareholder (other than shares beneficially owned by the Shareholder that are held in the name of a bank, broker or nominee), the Shareholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.5 with respect to such Subject Shares.

1.6.          No Solicitation of Transactions. Subject to Sections 4.4 and 5.3 of the Merger Agreement, as applicable, Shareholder shall not, directly or indirectly: (a) solicit, initiate, respond to or take any action to or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish any non-public information regarding the Company or its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal; (e) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; or (f) publicly propose to do any of the foregoing. Shareholder hereby represents and warrants that Shareholder has read Section 4.5 (Company Non-Solicitation) of the Merger Agreement and agrees not to engage in any actions prohibited thereby.

1.7.          No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Shareholder, and the Company will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of C3J Therapeutics or exercise any power or authority to direct Shareholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Merger Agreement.

Article II
REPRESENTATIONS AND WARRANTIES OF THE Shareholder

The Shareholder represents and warrants to the Company that:

2.1.          Organization; Authorization; Binding Agreement. The Shareholder, if not a natural person, is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Shareholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder, and constitutes a legal, valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

2.2.          Ownership of Subject Shares; Total Shares. The Shareholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act, (c) subject to any risk of forfeiture with respect to any Common Shares granted to the Shareholder under an employee benefit plan of C3J Therapeutics and (d) as provided in the bylaws of C3J Therapeutics. The Subject Shares listed on Schedule A opposite the Shareholder’s name constitute all of the Common Shares owned by the Shareholder as of the date hereof. Except pursuant to C3J Therapeutics’s bylaws, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3.          Voting Power. The Shareholder has full voting power, with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

2.4.          Reliance. The Shareholder has had the opportunity to review the Merger Agreement, including the provisions relating to the payment and allocation of the consideration to be paid to C3J Therapeutics Shareholders, and this Agreement with counsel of the Shareholder’s own choosing. The Shareholder has had an opportunity to review with its own tax advisors the tax consequences of the Merger and the transactions contemplated by the Merger Agreement. The Shareholder understands that it must rely solely on its advisors and not on any statements or representations made by C3J Therapeutics, the Company or any of their respective agents or representatives. The Shareholder understands that such Shareholder (and not C3J Therapeutics, the Company or the Surviving Corporation) shall be responsible for such Shareholder’s tax liability that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement. The Shareholder understands and acknowledges that the Company, C3J Therapeutics and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

2.5.          Absence of Litigation. With respect to the Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Shareholder, threatened in writing against, the Shareholder or any of the Shareholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Shareholder to perform the Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.6.          Non-Contravention. The execution and delivery of this Agreement by the Shareholder and the performance of the transactions contemplated by this Agreement by the Shareholder does not and will not violate, conflict with, or result in a breach of (a) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which the Shareholder is subject; or (b) any Contract to which the Shareholder is a party or is bound or to which the Subject Shares are subject.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Shareholder that:

3.1.          Organization; Authorization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Washington. The consummation of the transactions contemplated hereby is within the Company’s corporate powers and has been duly authorized by all necessary corporate actions on the part of the Company. The Company has full power and authority to execute, deliver and perform this Agreement.

3.2.          Binding Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Article IV
MISCELLANEOUS

4.1.          Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to the Company, in accordance with the provisions of the Merger Agreement and (b) if to the Shareholder, to the Shareholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as the Shareholder may hereafter specify in writing to the Company.

4.2.          Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this Article IV shall survive any termination of this Agreement.

4.3.          Confidentiality. Except to the extent required by applicable law or regulation, the Shareholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until the Company has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Shareholder may disclose such information (a) to its attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, shareholder, parent or subsidiary of Shareholder, provided in each case that the Shareholder informs the Person receiving the information that such information is confidential and such Person agrees in writing to abide by the terms of this Section 4.3. Neither the Shareholder nor any of its Affiliates (other than C3J Therapeutics, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company to the extent practicable.

4.4.          No Limitation on Actions of Shareholder as Fiduciary. In the event Shareholder (including through any designee or representative thereof) is or becomes during the term of this Agreement a director, officer or other fiduciary of the Company, notwithstanding anything to the contrary in this Agreement, Shareholder shall not be deemed to make any agreement or understanding in this Agreement in its capacity as a director, officer or other fiduciary, and nothing in this Agreement is intended or shall be construed to require Shareholder (or such designee or representative thereof) not to take any action, or in any way limit, govern, restrict, impair or otherwise affect the ability of such Person to take any action, to discharge such Person’s rights, duties or obligations as a director, officer or other fiduciary of the Company.

4.5.          Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.6.          Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth in Section 1.4, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that the Company may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided that such transfer or assignment shall not relieve the Company of any of its obligations hereunder.

4.7.          Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the parties arising out of or relating to this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the[King County West Division in the State of Washington, or if such court does not have proper jurisdiction, then the federal courts located in the State of Washington, and appellate courts therefrom (collectively, the “Washington Courts”); and (b) each of the parties irrevocably waives the right to trial by jury.

4.8.          Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

4.9.          Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

4.10.        Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

4.11.        Specific Performance. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Washington Court, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

4.12.        Construction.

(a)          For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)          The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)          As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)          Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.

(e)          The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

4.13.        Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.14.        Capacity as Shareholder. The Shareholder signs this Agreement solely in the Shareholder’s capacity as a Shareholder of C3J Therapeutics, and not in the Shareholder’s capacity as a director, officer or employee of C3J Therapeutics or its Subsidiary or in the Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of C3J Therapeutics in the exercise of his or her fiduciary duties as a director or officer of C3J Therapeutics or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of C3J Therapeutics or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

4.15.        No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the C3J Therapeutics Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of C3J Therapeutics’ organizational documents, the Merger, (b) the Merger Agreement are executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

AMPLIPHI BIOSCIENCES CORPORATION

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER

(Print Name of Shareholder)

(Signature)

(Name and Title of Signatory, if Signing on Behalf of an Entity)

Address for Notices:

Email:

[Signature Page to Support Agreement]